                                                                   EXHIBIT 10.03

      243-014
410-964-6817

February 27, 1996

Dr. Robert W. Deutsch
Chief Executive Officer
RWD Technologies, Inc.
10480 Little Patuxent Parkway - Suite 1200
Columbia, Maryland   21044-3530

Dear Dr. Deutsch:

         I am pleased to advise you that the First National Bank of Maryland ("Bank") has approved the following credit facilities for RWD Technologies, Inc. ("Borrower"):

         Facility A:       A $7,500,000 line of credit ("Loan") for short
         ----------        term working capital needs and letters of credit.

         Facility B:       A $250,000 line of credit for vehicle/equipment
         ----------        purchases or leases.

         These credit facilities are subject to the following terms and conditions:

         1.       Periodic Review: These commitments are based upon the present
                  ---------------
                  and continuing financial and operating condition of the Borrower and are, of course, subject to our periodic review.

         2.       Term: Facility A shall be due and payable on the demand of the
                  ----
                  Bank. Notes under Facility B will have terms up to five years.

         3.       Advances: Facility A will be advanced as requested, but shall
                  --------
                  not exceed in the aggregate at any one time outstanding the maximum principal amount of the Loan. Borrower may borrow, repay, and reborrow funds under the Loan subject to the limits described herein and in accordance with the terms and conditions of the Loan documents.

                  Advances under Facility B will not exceed 80% of the cost of the equipment or vehicles being purchased or 100% of the cost of equipment or vehicles being leased.

4.                Rate: Facility A: The interest rate will be a daily adjusted
                  ----  ----------
                  rate of interest equal to the one (1) month London Interbank Offered Rate as
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Dr. Robert W. Deutsch
February 27, 1996
Page  2


                  quoted by the Bank two (2) business days prior to the date such rate is to be effective, adjusted for any Federal Reserve Board reserve requirements imposed upon the Bank from time to time and FDIC insurance (if any), plus one hundred seventy-five (175) basis points. Interest will be computed based upon a 360 day year.

                  Facility B: The Borrower will have the option to choose a
                  ----------
                  floating or fixed rate for purchases of equipment/vehicles. The floating rate will be the Bank's prime rate. The fixed rate will be equal to that rate obtained by adding two and one half percentage points to Bank's "Fixed Rate Index." Bank's "Fixed Rate Index" is the annual interest rate determined from time-to-time by the Bank's Investment Division to be the fixed rate index for commercial loans with maturities equivalent to the remaining term of the Loan, adjusted for any applicable reserve requirements and federal deposit insurance premiums. The determination of the "Fixed Rate Index" shall be made by the Bank in its sole discretion. If the Bank from time-to-time refers to the "Fixed Rate Index" as a "cost of funds" index or similar term, such reference shall be for convenience only and does not imply any representation, warranty or other obligation on the part of the Bank to determine the interest rate with reference to any rate at which the Bank may borrower funds from any Federal Reserve Bank, interest paid on deposits, or any other cost incurred by the Bank in borrowing funds.

         5.       Collateral: Facility A will be extended on an unsecured basis
                  ----------
                  and as such, the Borrower shall conform to the Bank's policy of a 30 consecutive day payout during each calendar year.

                  Notes under Facility B will be secured by the specific equipment or vehicles being purchased or leased.

         6.       Financial Information Requirement: Borrower shall provide
                  ---------------------------------
                  audited financial statements within 90 days of the Borrower's fiscal year end, prepared in accordance with generally accepted accounting principles and certified by an independent public accountant satisfactory to the Bank. The Borrower shall submit quarterly financial statements as required by the Bank.

         7.       Financial Covenant: The Borrower shall maintain a minimum
                  ------------------
                  tangible net worth of $16,000,000 at all times. This covenant will be tested semi-annually. Tangible net worth is defined as the aggregate assets of

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Dr. Robert W. Deutsch
February 27, 1996
Page 3

                  the Borrower excluding all intangible assets, less liabilities, all determined in accordance with generally accepted accounting principles. For the purpose of the Bank's calculation, subordinated shareholder debt will not be included in the definition of liabilities.

         8.       Deposit Accounts: Borrower shall maintain its primary deposit
                  ----------------
                  accounts with the First National Bank of Maryland.

         9.       Subordination: The loans owed by the Borrower to Dr. Robert W.
                  -------------
                  Deutsch will be formally subordinated to any obligations of the Borrower to the Bank. This subordination will be evidenced by the Bank's standard subordination agreement executed by the Borrower and Dr. Robert W. Deutsch.

         10.      Borrower's Cost: All costs in connection with Facility B,
                  ---------------
                  including but not limited to document preparation, filing, and recordation will be paid by Borrower.

         11.      Documentation Approval: All documents shall be prepared by the
                  ----------------------
                  Bank or Bank's counsel and be in form and substance satisfactory in all respects to the Bank.

         12.      Survival: The terms and conditions of this commitment letter
                  --------
                  shall survive closing of the contemplated transactions; provided, however, that if the terms and conditions of this commitment letter shall conflict with any of the terms and conditions of the loan documents, the terms and conditions of the loan documents shall prevail.

         This commitment will be withdrawn unless accepted by 3/11/96. You may indicate your acceptance by signing the original of this commitment and returning it to my attention, keeping the copy for your files.

         We are pleased to expand our relationship with RWD Technologies, Inc. and look forward to participating in the company's continued growth and profitability.

Very truly yours,

THE FIRST NATIONAL BANK OF MARYLAND


Kari L. Staddon
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Dr. Robert W. Deutsch
February 27, 1996
Page  4


Vice President

KLS/jjf

CC:  James B. Sinclair
Attachment
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Dr. Robert W. Deutsch
February 27, 1996
Page  5


                                  ACCEPTANCE
                                  ----------




         Understood and agreed to this ___ day of ________________, 1996.


WITNESS/ATTEST:           BORROWER:
--------------            --------

                              RWD TECHNOLOGIES, INC.


                          By:
-------------------------     ----------------------------------------
                                  Dr. Robert W. Deutsch, Chief Executive Officer